UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2017

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Cole Credit Property Trust IV, Inc. (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to perform valuation services to assist the Company’s board of directors (the “Board”) with determining an updated estimated value per share of the Company’s common stock as of December 31, 2016. Duff & Phelps previously assisted the Board in connection with its most recent estimated value per share determination of $9.92 as of September 30, 2016.
The engagement of Duff & Phelps was approved by a valuation committee of the Board comprised solely of the Company’s independent directors, including the independent Chairman of the Board, in accordance with the valuation policies previously adopted by the Board. The valuation will be performed in accordance with the valuation guidelines established by the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The valuation is being done to assist broker-dealers in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The Company currently expects to announce the updated estimated value per share in late March 2017. The estimated value per share will ultimately be the decision of the Board.
For purposes of any redemption requests made during the fourth quarter of 2016 and accepted for redemption under the Company’s share redemption program, the estimated value per share of the Company’s common stock as of September 30, 2016, $9.92, will continue to serve as the most recent estimated value for determining the applicable per share redemption price. The updated estimated value per share as of December 31, 2016 will serve as the most recent estimated value per share beginning with redemption requests made during the first quarter of 2017 and for any unfulfilled redemption requests made during the fourth quarter of 2016 that are resubmitted and processed during subsequent redemption periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2017	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

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